Exhibit 5.1

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

January 12, 2026

Foghorn Therapeutics Inc.

99 Coolidge Ave, Suite 500

Watertown, MA 024729

Re: Registration Statement on Form S-3 (File No. 333-284476)

Ladies and Gentlemen:

We have acted as counsel to Foghorn Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of (i) 2,030,314 shares (the “Shares”) of the common stock, $0.0001 par value (“Common Stock”), of the Company, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 5,421,250 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (iii) Series 1 Warrants (the “Series 1 Warrants”) and Series 2 Warrants (the “Series 2 Warrants”) to purchase an aggregate of 7,451,564 shares of Common Stock (the “Series Warrant Shares”), or, at the option of the Investor (as defined below), in lieu of the Series Warrant Shares, pre-funded warrants to purchase shares of Common Stock (the “Underlying Pre-Funded Warrants” and, together with the Pre-Funded Warrants, the Series 1 Warrants and the Series 2 Warrants, the “Warrants” and the shares issuable pursuant to the Underlying Pre-Funded Warrants, together with the Pre-Funded Warrant Shares and the Series Warrant Shares, the “Warrant Shares”), pursuant to the above-referenced registration statement (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares and Warrants are being sold pursuant to securities purchase agreements, dated January 9, 2026 (the “Securities Purchase Agreements”), among the Company and the investors set forth on the signature pages thereto (collectively, the “Investors” and each, an “Investor”).

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when issued and delivered pursuant to the Securities Purchase Agreements against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, then the

Warrants, when issued and sold pursuant to the Securities Purchase Agreements, will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing, and (iii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with their respective terms and assuming a sufficient number of Warrant Shares are at the time available for issuance, will have been duly authorized and validly issued and will be fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to a Current Report on Form 8-K to be incorporated by reference into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP